UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2016

CARDINAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54360	47-1579622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Penn Center Blvd. Suite 401
Pittsburgh, PA 15235
 (Address of principal executive offices) (Zip Code)

(412) 374-0989
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, Cardinal Resources, Inc. (the "Company") has outstanding various convertible promissory notes.
Two of these notes have matured, with outstanding principal, accrued interest and penalties in the aggregate amount of $80,000.  Effective June 10, 2016, the Company agreed with the holders thereof to pay off the outstanding amounts owed thereunder in two equal installments to be made on June 17 and July 1, 2016.
An additional four of these notes have matured, with outstanding principal, accrued interest and penalties in the aggregate amount of $100,000.  Effective June 10, 2016, the Company agreed with the holders thereof to pay off the outstanding amounts owed thereunder in four equal installments to be made starting on July 8 and ending on August 8, 2016 (with the interim payments to be made on or about July 18 and July 28, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Resources, Inc.

Date: June 13, 2016	By:	/s/ Kevin Jones
Kevin Jones
Chief Executive Officer